NEWS RELEASE
Five Below, Inc. Announces Fourth Quarter and Fiscal 2025 Financial Results
Q4 Net Sales Increase of 24.3% to $1.73 Billion; Q4 Comparable Sales Increase of 15.4%
FY 2025 Net Sales Increase of 22.9% to $4.76 Billion; FY 2025 Comparable Sales Increase of 12.8%
Q4 GAAP Diluted EPS Increase of 26.3% to $4.28, Q4 Adjusted Diluted EPS Increase of 23.9% to $4.31
FY 2025 GAAP Diluted EPS Increase of 40.7% to $6.47, FY 2025 Adjusted Diluted EPS Increase of 32.3% to $6.67
Provides First Quarter and Fiscal 2026 Outlook

PHILADELPHIA, PA – (March 18, 2026) – Five Below, Inc. (NASDAQ: FIVE) today announced financial results for the fourth quarter and full year of fiscal 2025 ended January 31, 2026.

For the fourth quarter ended January 31, 2026:
•Net sales increased by 24.3% to $1.73 billion from $1.39 billion in the fourth quarter of fiscal 2024; comparable sales increased by 15.4%.
•The Company opened 14 net new stores and ended the quarter with 1,921 stores in 46 states. This represents an increase in stores of 8.5% from the end of the fourth quarter of fiscal 2024.
•Operating income was $310.9 million compared to $246.8 million in the fourth quarter of fiscal 2024. Adjusted operating income(1) was $312.7 million compared to $253.3 million in the fourth quarter of fiscal 2024.
•The effective tax rate was 24.8% compared to 25.2% in the fourth quarter of fiscal 2024.
•Net income was $238.2 million compared to $187.5 million in the fourth quarter of fiscal 2024. Adjusted net income(1) was $239.6 million compared to $192.4 million in the fourth quarter of fiscal 2024.
•Diluted income per common share was $4.28 compared to $3.39 in the fourth quarter of fiscal 2024. Adjusted diluted income per common share(1) was $4.31 compared to $3.48 in the fourth quarter of fiscal 2024.
(1) A reconciliation of adjusted operating income, adjusted net income, and adjusted diluted income per common share to the most directly comparable financial measure presented in accordance with generally accepted accounting principles in the United States ("GAAP") is set forth in the schedule accompanying this release. See also “Non-GAAP Information.”
Winnie Park, CEO of Five Below, said, "Our outstanding fourth quarter results capped off a transformational year that firmly established Five Below as THE destination for the Kid and the Kid in all of us. These exceptional, broad-based results reflect our Crew’s amazing execution of our customer-centric strategy and demonstrate the progress we’ve made building a stronger, more agile brand."
Ms. Park continued, “Looking ahead, we are focused on delivering trend-right merchandise at exceptional value, deepening our connectivity with our customers, and providing amazing shopping experiences that delight our customers. With a growing store base, strong new store performance, and a differentiated customer value proposition, we believe we are well positioned to drive sustainable sales growth, margin expansion, and long-term shareholder value.”

For the fiscal year ended January 31, 2026:
•Net sales increased by 22.9% to $4.76 billion from $3.88 billion in fiscal 2024; comparable sales increased by 12.8%.
•The Company opened 150 net new stores compared to 227 net new stores in fiscal 2024.
•Operating income was $457.4 million compared to $323.8 million in fiscal 2024. Adjusted operating income(2) was $472.4 million compared to $356.1 million in fiscal 2024.
•The effective tax rate was 25.3% compared to 25.1% in fiscal 2024.
•Net income was $358.6 million compared to $253.6 million in fiscal 2024. Adjusted net income(2) was $369.9 million compared to $277.8 million in fiscal 2024.
•Diluted income per common share was $6.47 compared to $4.60 in fiscal 2024. Adjusted diluted income per common share(2) was $6.67 compared to $5.04 in fiscal 2024.
(2) A reconciliation of adjusted operating income, adjusted net income, and adjusted diluted income per common share to the most directly comparable financial measure presented in accordance with generally accepted accounting principles in the United States ("GAAP") is set forth in the schedule accompanying this release. See also “Non-GAAP Information.”
First Quarter and Fiscal 2026 Outlook:
The Company expects the following results for the first quarter and full year of fiscal 2026. This outlook includes the expected impact of tariffs in place as we began the fiscal year and does not include the impact of share repurchases, if any.
For the first quarter of Fiscal 2026:
•Net sales are expected to be in the range of $1.18 billion to $1.20 billion based on opening approximately 45 net new stores and assumes an approximate 14% to 16% increase in comparable sales.
•Net income is expected to be in the range of $86 million to $93 million. Adjusted net income(3) is expected to be in the range of $88 million to $94 million.
•Diluted income per common share is expected to be in the range of $1.55 to $1.67 on approximately 55.6 million diluted weighted average shares outstanding. Adjusted diluted income per common share(3) is expected to be in the range of $1.57 to $1.69.
(3) Adjusted net income and adjusted diluted income per common share exclude the impact of nonrecurring or non-cash items which includes retention awards, net of income tax impact.
For the full year of Fiscal 2026:
•Net sales are expected to be in the range of $5.20 billion to $5.30 billion based on opening approximately 150 net new stores and assumes an approximate 3% to 5% increase in comparable sales.
•Net income is expected to be in the range of $429 million to $457 million. Adjusted net income(4) is expected to be in the range of $431 million to $459 million.
•Diluted income per common share is expected to be in the range of $7.69 to $8.20 on approximately 55.7 million diluted weighted average shares outstanding. Adjusted diluted income per common share(4) is expected to be in the range of $7.74 to $8.25.
•Gross capital expenditures are expected to be approximately $230 million to $250 million in fiscal 2026.
(4) Adjusted net income and adjusted diluted income per common share exclude the impact of nonrecurring or non-cash items which includes retention awards, net of income tax impact.
Conference Call Information:
A conference call to discuss the financial results for the fourth quarter and full year of fiscal 2025 is scheduled for today, March 18, 2026, at 4:30 p.m. Eastern Time. A live audio webcast of the conference call will be available online at investor.fivebelow.com, where a replay will be available shortly after the conclusion of the call. Investors and analysts interested in participating in the call are invited to dial 412-902-6753 approximately 10 minutes prior to the start of the call.
Non-GAAP Information:
This press release includes the following non-GAAP financial measures: gross profit, adjusted gross profit, adjusted operating income, adjusted net income, and adjusted diluted income per common share. The Company has reconciled these non-GAAP financial measures, with respect to the fourth quarter and fiscal year ended January 31, 2026, with the most directly comparable GAAP financial measures within this filing. The Company believes that these non-GAAP financial measures provide its management with comparable financial data for internal financial analysis and provide meaningful supplemental information to investors. Non-GAAP financial measures have limitations as analytical tools. Other companies in the Company's industry may calculate these items differently than the Company does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP.

Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be protected by the “safe harbor” provisions therein. Such statements reflect management’s current views and estimates regarding the Company’s industry, business strategy, goals, expectations and outlook concerning its market position, operations, margins, profitability, capital expenditures, liquidity and capital resources, store count potential and other financial and operating information. Investors can identify these statements by the fact that they use words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future” and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Although we believe there is a reasonable basis for such forward-looking statements, our actual results may differ materially from these expectations due to risks that include, but are not limited to, risks related to disruption to the global supply chain, increased cost of freight, constraints on shipping capacity to transport inventory or the timely receipt of inventory, risks related to the Company’s strategy and expansion plans, risks related to our ability to attract, retain, and motivate qualified executive talent, risks related to disruptions in our information technology systems and our ability to maintain and upgrade those systems, risks related to our ability to successfully implement our online retail operations, risks related to cyberattacks or other cyber incidents, such as the failure to secure customers’ confidential or credit card information, or other private data relating to our crew or the Company, including the costs associated with protection against or remediation of such incidents, risks related to increased usage of machine learning and other types of artificial intelligence in our business, and challenges with properly managing its use, risks related to our ability to select, obtain, distribute and market merchandise profitably, risks related to our reliance on merchandise manufactured outside of the United States, including risks related to direct and indirect impact of current and potential tariffs imposed, threatened, or proposed by the United States on foreign imports, including, without limitation, the tariffs themselves, any counter-measures thereto (in addition to any applicable foreign trade restrictions, generally) and any indirect effects on consumer discretionary spending, risks related to the availability of suitable new store locations and the dependence on the volume of traffic to our stores and website, risks related to our dependence on our executive officers, senior management and other key personnel or our ability to hire additional qualified personnel, risks related to changes in consumer preferences and economic conditions, risks related to increased operating costs, risks related to inflation and increasing commodity prices and related effects, such as a reduction in our unit sales (including an inability to increase sales), damage to our reputation with our customers, our becoming less competitive in the marketplace or exposure to fraud or theft due to customer payment-related risks, risks related to potential recessions and systematic failure of the banking system in the United States or globally, risks related to natural disasters, adverse weather conditions, pandemic outbreaks, global political events, war, terrorism or civil unrest (including any negative effects to our business and result of operations), risks related to building, operating or expanding shipcenters or network capacity, risks related to our ability to successfully manage inventory balance and inventory shrinkage, quality or safety concerns about the Company’s merchandise (including the impact of product and food safety claims and legislation), increased competition from other retailers including online retailers, risks related to the seasonality of our business, risks related to our ability to protect our brand name and other intellectual property, risks related to customers’ payment methods, risks associated with the restrictions imposed by our indebtedness on our current and future operations, the impact of changes in tax legislation and accounting standards, risks related to our insurance programs and their effect on our financial performance and risks associated with leasing substantial amounts of space and owning real property. For further details and a discussion of these risks and uncertainties, see the Company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements, despite the Company’s reasonable basis for such statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Five Below:
Five Below is a leading growth retailer offering trend-right, extreme value, high-quality products loved by the kid and the kid in all of us. We believe life is better when customers are free to "let go & have fun" in an amazing experience filled with unlimited possibilities. With most items priced between $1 and $5 and some extreme value items priced beyond $5, Five Below makes it easy to say YES! to the newest, coolest stuff across awesome Five Below worlds: Candy, Style, Party, Room, Create, Tech, Sports and New & Now. Founded in 2002 and headquartered in Philadelphia, Pennsylvania, Five Below today has over 1,900 stores in 46 states. For more information, please visit www.fivebelow.com or follow @fivebelow on TikTok, Instagram and Facebook.
Investor Contact:
Five Below, Inc.
Christiane Pelz
Vice President, Investor Relations
InvestorRelations@fivebelow.com

FIVE BELOW, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	January 31, 2026	February 1, 2025
Assets
Current assets:
Cash and cash equivalents	$723,699	$331,718
Short-term investment securities	208,508	197,073
Inventories	846,609	659,500
Prepaid income taxes and tax receivable	5,210	4,649
Prepaid expenses and other current assets	132,697	158,427
Total current assets	1,916,723	1,351,367
Property and equipment, net	1,234,331	1,261,728
Operating lease assets	1,765,704	1,706,542
Other assets	20,261	19,937
	$4,937,019	$4,339,574

Liabilities and Shareholders’ Equity
Current liabilities:
Line of credit	$—	$—
Accounts payable	368,381	260,343
Income taxes payable	56,644	51,998
Accrued salaries and wages	67,505	19,743
Other accrued expenses	160,328	149,495
Operating lease liabilities	301,148	274,863
Total current liabilities	954,006	756,442
Other long-term liabilities	8,667	8,210
Deferred income taxes	50,015	59,891
Long-term operating lease liabilities	1,731,041	1,706,704
Total liabilities	2,743,729	2,531,247
Shareholders’ equity:
Common stock	551	549
Additional paid-in capital	178,791	152,471
Retained earnings	2,013,948	1,655,307
Total shareholders’ equity	2,193,290	1,808,327
	$4,937,019	$4,339,574

FIVE BELOW, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Net sales	$1,728,480	$1,390,885	$4,764,147	$3,876,527
Cost of goods sold (exclusive of items shown separately below)	1,031,496	831,571	3,049,461	2,523,865
Selling, general and administrative expenses	337,110	267,036	1,065,164	861,398
Depreciation and amortization	48,992	45,514	192,123	167,447
Operating income	310,882	246,764	457,399	323,817
Interest income and other income, net	5,972	3,996	22,972	14,848
Income before income taxes	316,854	250,760	480,371	338,665
Income tax expense	78,628	63,303	121,730	85,054
Net income	$238,226	$187,457	$358,641	$253,611
Basic income per common share	$4.32	$3.41	$6.51	$4.61
Diluted income per common share	$4.28	$3.39	$6.47	$4.60
Weighted average shares outstanding:
Basic shares	55,179,228	55,017,992	55,112,281	55,055,064
Diluted shares	55,597,007	55,217,618	55,436,972	55,156,342

FIVE BELOW, INC.
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Fifty-Two Weeks Ended
	January 31, 2026	February 1, 2025
Operating activities:
Net income	$358,641	$253,611
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	192,123	167,447
Share-based compensation expense	34,680	15,589
Deferred income tax benefit	(9,876)	(6,852)
Other non-cash expenses	2,985	1,312
Changes in operating assets and liabilities:
Inventories	(187,109)	(74,873)
Prepaid income taxes and tax receivable	(561)	185
Prepaid expenses and other assets	25,262	(7,539)
Accounts payable	105,516	9,464
Income taxes payable	4,646	10,226
Accrued salaries and wages	47,762	(10,285)
Operating leases	(8,540)	45,891
Other accrued expenses	20,899	26,472
Net cash provided by operating activities	586,428	430,648
Investing activities:
Purchases of investment securities and other investments	(352,385)	(192,918)
Sales, maturities, and redemptions of investment securities	340,950	283,974
Capital expenditures	(174,741)	(323,994)
Net cash used in investing activities	(186,176)	(232,938)
Financing activities:
Net proceeds from issuance of common stock	941	1,079
Repurchase and retirement of common stock	—	(40,213)
Proceeds from exercise of options to purchase common stock and vesting of restricted and performance-based restricted stock units	2	340
Common shares withheld for taxes	(9,214)	(6,947)
Net cash used in financing activities	(8,271)	(45,741)
Net increase in cash and cash equivalents	391,981	151,969
Cash and cash equivalents at beginning of year	331,718	179,749
Cash and cash equivalents at end of year	$723,699	$331,718

FIVE BELOW, INC.
GAAP to Non-GAAP Reconciliation of Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

Reconciliation of gross profit to adjusted gross profit

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Gross profit(5)	$696,984	$559,314	$1,714,686	$1,352,662
Adjustments:
Retention awards(6)	366	390	1,512	987
Cost-optimization initiatives(7)	—	3,500	4,100	3,879
Non-recurring lease acquisition costs(8)	—	—	495	—
Non-recurring inventory write-off	—	40	—	21,248
Adjusted gross profit(9)	$697,350	$563,244	$1,720,793	$1,378,776

Reconciliation of operating income, as reported, to adjusted operating income

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Operating income, as reported	$310,882	$246,764	$457,399	$323,817
Adjustments:
Retention awards(6)	1,770	4,996	8,737	11,574
Cost-optimization initiatives(7)	—	4,430	4,960	5,974
Non-recurring lease acquisition costs(8)	—	—	495	—
Non-recurring inventory write-off	—	267	830	21,475
Non-recurring stock compensation benefit	—	(3,126)	—	(9,243)
Non-recurring employment-related litigation	—	—	—	1,976
Non-recurring asset disposal	—	—	—	513
Adjusted operating income(9)	$312,652	$253,330	$472,421	$356,086

Reconciliation of net income, as reported, to adjusted net income

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Net income, as reported	$238,226	$187,457	$358,641	$253,611
Adjustments:
Retention awards, net of tax(6)	1,331	3,735	6,523	8,668
Cost-optimization initiatives, net of tax(7)	—	3,312	3,703	4,474
Non-recurring lease acquisition costs, net of tax(8)	—	—	369	—
Non-recurring inventory write-off, net of tax	—	199	620	16,083
Non-recurring stock compensation benefit, net of tax	—	(2,337)	—	(6,922)
Non-recurring employment-related litigation, net of tax	—	—	—	1,480
Non-recurring asset disposal, net of tax	—	—	—	384
Adjusted net income(9)	$239,557	$192,366	$369,856	$277,776

Reconciliation of diluted income per common share, as reported, to adjusted diluted income per common share

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Diluted income per common share, as reported	$4.28	$3.39	$6.47	$4.60
Adjustments:
Retention awards per share(6)	0.02	0.07	0.12	0.16
Cost-optimization initiatives per share(7)	—	0.06	0.07	0.08
Non-recurring lease acquisition costs per share(8)	—	—	0.01	—
Non-recurring inventory write-off per share	—	—	0.01	0.29
Non-recurring stock compensation benefit per share	—	(0.04)	—	(0.13)
Non-recurring employment-related litigation per share	—	—	—	0.03
Non-recurring asset disposal per share	—	—	—	0.01
Adjusted diluted income per common share(9)	$4.31	$3.48	$6.67	$5.04

(5) Gross profit, a non-GAAP financial measure, is equal to our net sales less our cost of goods sold.
(6) Retention awards relate to the on-going expense recognition of cash and equity granted to certain individuals in fiscal 2024 during the CEO transition that will be earned and will vest through fiscal 2026.
(7) Represents charges related to the cost-optimization of certain functions.
(8) Represents non-recurring costs incurred with the strategic acquisition of certain leases.
(9) Components may not add to total due to rounding.